Exhibit 99.1

March 3, 2014	Analyst Contact:	Andrew Ziola 918-588-7163
	Media Contact:	Jennifer Rector 918-588-7571

ONE Gas to Participate in Barclays Investment Grade
Energy and Pipeline Conference

TULSA, Okla. – Mar. 3, 2014 – ONE Gas, Inc. (OGS) announced today it will present at the Barclays Investment Grade Energy and Pipeline Conference on Wednesday, Mar. 5, 2014, in New York City.

Curtis Dinan, senior vice president, chief financial officer and treasurer of ONE Gas, will present at the conference.

The presentation will be accessible on the ONE Gas website, www.onegas.com, Mar. 5 at 8 a.m. Eastern Standard Time (7 a.m. Central Standard Time).

------------------------------------------------------------------------------------------------------------------- ONE Gas, Inc. (NYSE: OGS) is a natural gas distribution company and the successor to the company founded in 1906 as Oklahoma Natural Gas Company, which became ONEOK, Inc. (NYSE: OKE) in 1980. On January 31, 2014, ONE Gas officially separated from ONEOK into a stand-alone, 100 percent regulated, publicly traded natural gas utility.

ONE Gas trades on the New York Stock Exchange under the symbol “OGS,” and is included in the S&P MidCap 400 Index.

ONE Gas provides natural gas distribution services to more than 2 million customers in Oklahoma, Kansas and Texas. ONE Gas is one of the largest publicly traded, 100 percent regulated, natural gas utilities in the United States.

ONE Gas is headquartered in Tulsa, Okla., and its companies include the largest natural gas distributor in Oklahoma and Kansas, and the third largest in Texas, in terms of customers.

Its largest natural gas distribution markets by customer count are Oklahoma City and Tulsa, Okla.; Kansas City, Wichita and Topeka, Kan.; and Austin and El Paso, Texas. ONE Gas serves residential, commercial, industrial, transportation and wholesale customers in all three states.

For more information, visit the website at http://www.ONEGas.com.

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